Exhibit 99.1
For Immediate Release	Contact: Gene Skayne
January 31, 2008	(860) 644-1551

Gerber Scientific, Inc. Announces New $125 Million Senior Credit Facility

SOUTH WINDSOR, CT -- Gerber Scientific, Inc. (NYSE: GRB), a worldwide leader in integrated automation solutions, today reported that it completed refinancing of its senior credit facilities. The new five-year, $125 million senior revolving credit facility will replace the previous $50 million asset based revolving line of credit, $6.5 million standby letter of credit and $5.4 million term loans. The new facility will also include an additional $25 million accordion feature. RBS Greenwich Capital was the sole lead arranger for this financing. RBS Citizens, NA was the administrative agent, and Sovereign Bank was the documentation agent for this transaction, with participation from four other financial institutions; JP Morgan, HSBC, Merrill Lynch, and Bank of America.

Approximately $46.0 million of this facility was drawn at closing. The net proceeds from the refinancing were used to repay all outstanding amounts under the Company's previous secured credit facilities, which were terminated, with the balance available for working capital purposes, as well as financing of future acquisitions. In connection with the refinancing, the Company incurred a one-time, pre-tax non-cash charge of approximately $0.3 million, or $0.01 per diluted share. This charge was related to the write-off of costs associated with the prior credit facility, and will be recorded in the fiscal 2008 third quarter results.

Marc T. Giles, President and CEO of Gerber Scientific, said, "We are extremely pleased with this debt refinancing. With this new credit facility in place, we have significantly lowered our cost of capital, and have given our Company greater financial flexibility to carry out our strategic plan. We also will benefit from the expanded capabilities of our new bank relationships."

About Gerber Scientific, Inc.

Gerber Scientific, Inc. (http://www.gerberscientific.com) is a leading international supplier of sophisticated automated manufacturing systems for sign making and specialty graphics, apparel and flexible materials, ophthalmic lens processing, and print and packaging industries. Headquartered in South Windsor, Connecticut, the company operates through four businesses: Gerber Scientific Products and Spandex Ltd., Gerber Technology, and Gerber Coburn.

Forward-looking Statements:

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements contained in this news release regarding the Company's expected financial condition, results of operations, cash flows and product launches are forward-looking statements that involve risks and uncertainties. For information identifying other important economic, political, regulatory, legal, technological, competitive and other risks and uncertainties, readers are referred to the Company's filings with the Securities and Exchange Commission, including but not limited to, the information included in Gerber Scientific's Annual Report on Form 10-K for the fiscal year ended April 30, 2007 under the headings "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cautionary Note Concerning Factors That May Influence Future Results," as well as information included in subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which outline certain important risks regarding the Company's forward-looking statements. These risks include, but are not limited to, delays in the Company's new product development and commercialization, intense competition in markets for each of the Company's operating segments, rapid technological advances, availability and cost of raw materials, volatility in foreign currency exchange rates and fluctuations in interest rates. Actual future results or events may differ materially from those expressed or implied in the Company's forward-looking statements. The Company expressly disclaims any obligation to update any of these forward-looking statements.

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